UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2012

Viasystems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15755	75-2668620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road, St. Louis, MO 63105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (314) 727-2087

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 8, 2012, Viasystems Group, Inc. (the “Company”) issued a press release announcing its estimated sales and operating income for the fourth quarter ended December 31, 2011. A copy of the press release issued by the Company is attached as an exhibit hereto.

Item 5.02. Departure	of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately after the Company files its 2011 Annual Report on Form 10-K with the Securities and Exchange Commission, the board of directors (the “Board”) of the Company has appointed Dominic J. Pileggi as a member of the Board to fill the vacancy created by the resignation of Board member Richard McGinn on November 8, 2011. Mr. Pileggi will serve as a member of the Audit and Compensation Committees of the Board.

The following is the biographical information regarding Mr. Pileggi:

Dominic J. Pileggi, 60, is currently Chief Executive Officer and Chairman of the board of directors of Thomas & Betts Corporation, positions he has held since 2004 and 2006, respectively. From 2000 to 2004, Mr. Pileggi held various other senior executive positions with Thomas & Betts Corporation. From 1998 to 2000, he was President of the Electro-Mechanical Solutions Division of the Company. From 1995 to 1998, he held senior executive positions with Casco Plastic, Inc. and Jordan Telecommunications. Mr. Pileggi held various executive positions with Thomas & Betts Corporation from 1979 through 1994. He also serves as a director of Exide Corporation and served as a director of the Lubrizol Corporation from 2005 to 2011.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Viasystems Group, Inc. on February 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2012

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak
Christopher R. Isaak Vice President, Corporate Controller and Chief Accounting Officer